STOCK OPTION AGREEMENT
                             ----------------------

                  FOR INCENTIVE STOCK OPTIONS UNDER SECTION 422
                          OF THE INTERNAL REVENUE CODE
                                 PURSUANT TO THE
                             OSAGE BANCSHARES, INC.
                   2007 STOCK COMPENSATION AND INCENTIVE PLAN
                   ------------------------------------------

                           FOR OFFICERS AND EMPLOYEES


         STOCK OPTIONS for a total of _______ shares of Common Stock of Osage Bancshares, Inc. (the "Company"), which Option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended, is hereby granted to ______________, (the "Optionee"), at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 2007 Stock Compensation and Incentive Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged.

         1. Option Price. The Option price is $10.00 for each Share,  being 100%
            ------------
of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option (December 21, 2007).

         2. Exercises of Option.  This Option shall be exercisable in accordance
            -------------------
with provisions of the Plan, provided the holder of such Option is an employee, director or director emeritus of the Company as of such date, as follows:

                  (a) Schedule of Rights to Exercise.

                                                           Percentage of
                                                           Total Shares
                                                           Awarded Which
                                                         Are Exercisable/
         Date                          Options            Non-forfeitable
         ----                          -------            ---------------

Upon grant.......................           0                      0%
As of December 21, 2008..........        ____                     20%
As of December 21, 2009..........        ____                     40%
As of December 21, 2010..........        ____                     60%
As of December 21, 2011..........        ____                     80%
As of December 21, 2012..........        ____                    100%

A. Such Options awarded to the Optionee are intended to satisfy the requirements of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

B. Options awarded to the Optionee shall continue to vest annually during such period that he serves as an employee, director or director emeritus of Osage Federal Bank (the "Bank") or the Company.

C. Notwithstanding anything herein to the contrary, in no event shall any Options granted herein be exercisable for a period of six months from the Date of Grant, except in the event of the death or Disability of the Optionee or a Change in Control of the Company. Upon such occurrences, all such Options shall be immediately 100% vested and exercisable.

D. Upon termination of service for any reason, other than Disability or death, such Options shall cease to be exercisable three months from the date of termination of employment.

E. Upon Disability, all Options shall be deemed immediately exercisable for a period not to exceed one year from such date of Disability.

F. Upon death, all Options shall be immediately exercisable by the estate for two years from the date of death, not to exceed initial option term.

                  (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                           (i) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                           (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                           (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

                           (iv) Be in writing and delivered in person or by certified mail to the Treasurer of the Company.

         Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be by shares of Company Common Stock, certified check, bank cashier's or teller's check. Common Stock utilized in full or partial payment of the exercise price must have been owned by the party exercising such Option for not less than six months prior to the date of exercise of such Option, and such Common Stock shall be valued at the Fair Market Value at the date of exercise. The Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered directly in the name of the person or persons exercising the Option or held in a brokerage or trust account for the benefit of such person or persons.

                  (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in
            -----------------------------
any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         4. Term of Option.  This Option may not be exercised more than ten (10)
            --------------
years from the Date of Grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option Award Agreement. Notwithstanding anything herein in to the contrary, to the extent that the Optionee shall be deemed a 10% stockholder in accordance with Sections 422 and 318 of the Code, then with respect to ISOs, the Option exercise price shall be 110% of the exercise price noted above, and the option term shall be only 5 years from the Date of Grant.

         5.  Adjustments.  Subject to any required action by the stockholders of
             -----------
the Company, the number of Shares of Common Stock covered by this Award and the exercise price per Share shall be proportionately adjusted for the following events occurring after the Date of Grant: upon any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution with respect to the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction affecting the Common Stock; or a sale of all or substantially all the business or assets of the Company in its entirety.

         6. Related Matters. Notwithstanding anything herein to the contrary, additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.

                                                Osage Bancshares, Inc.


Date of Grant:  _____________________________   By:  ___________________________



Attest:



_____________________________________________
[SEAL]


OPTIONEE ACKNOWLEDGEMENT


_____________________________________________        ___________________________
OPTIONEE                                             DATE

                      INCENTIVE STOCK OPTION EXERCISE FORM
                      ------------------------------------

                                 PURSUANT TO THE
                             OSAGE BANCSHARES, INC.
                   2007 STOCK COMPENSATION AND INCENTIVE PLAN


                                                        ------------------------
                                                               (Date)

Osage Bancshares, Inc.
239 East Main Street
Pawhuska, Oklahoma 74056

Dear Sir:

     The undersigned elects to exercise the Incentive Stock Option to purchase __________ shares of Common Stock of Osage Bancshares, Inc. under and pursuant to a Stock Option Agreement dated ________________.

     Delivered herewith is a certified or bank cashier's or teller's check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.


                        $                      of cash or check
                         -----------
                                               of Common Stock
                         -----------
                        $                      Total
                         ===========

         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name
                  -----------------------------------
         Address
                  -----------------------------------

         Social Security Number
                                 --------------------


                                              Very truly yours,



                                             -----------------------------------

                             STOCK OPTION AGREEMENT
                             ----------------------

                         FOR NON-STATUTORY STOCK OPTIONS
                                 PURSUANT TO THE
                             OSAGE BANCSHARES, INC.
                   2007 STOCK COMPENSATION AND INCENTIVE PLAN

                             NON-EMPLOYEE DIRECTORS


         STOCK OPTIONS for a total of __________ shares of Common Stock of Osage Bancshares, Inc. (the "Company") is hereby granted to
_____________________________ (the "Optionee") at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 2007 Stock Compensation and Incentive Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged. Such Stock Options do not comply with Options granted under Section 422 of the Internal Revenue Code of 1986, as amended.

         1. Option Price. The Option price is $10.00 for each Share,  being 100%
            ------------
of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option (December 21, 2007).

         2. Exercise of Option.  This Option shall be  exercisable in accordance
            ------------------
with provisions of the Plan as follows:

                  (a) Schedule of Rights to Exercise.
                                                           Percentage of
                                                           Total Shares
                                                           Awarded Which
         Date                          Options          Are Non-forfeitable
         ----                          -------          -------------------

Upon grant.......................           0                      0%
As of December 21, 2008..........        ____                     20%
As of December 21, 2009..........        ____                     40%
As of December 21, 2010..........        ____                     60%
As of December 21, 2011..........        ____                     80%
As of December 21, 2012..........        ____                    100%

A. Notwithstanding anything herein to the contrary, in no event shall any Options granted herein be exercisable for a period of six months from the Date of Grant, except in the event of the death or Disability of the Optionee or a Change in Control of the Company. Upon such occurrences, all such Options shall be immediately 100% vested and exercisable.

B. Upon death, all Options shall be immediately exercisable by the estate for the remaining term of such Options.

C. All Options shall be exercisable for a period of ten years from the Date of Grant without regard to continued service of the Optionee as a director or director emeritus.

                  (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                           (i) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                           (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                           (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

                           (iv) Be in writing and delivered in person or by certified mail to the Treasurer of the Company.

         Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be by shares of Company Common Stock, certified check, bank cashier's or teller's check. Common Stock utilized in full or partial payment of the exercise price must have been owned by the party exercising such Option for not less than six months prior to the date of exercise of such Option, and such Common Stock shall be valued at the Fair Market Value at the date of exercise. The Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered directly in the name of the person or persons exercising the Option or held in a brokerage or trust account for the benefit of such person or persons.

                  (c) Restrictions on Exercise. This Option may not be exercised
                      ------------------------
if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in
            -----------------------------
any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         4. Term of Option.  This Option may not be exercised more than ten (10)
            --------------
years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         5.  Adjustments.  Subject to any required action by the stockholders of
             -----------
the Company, the number of Shares of Common Stock covered by this Award and the exercise price per Share shall be proportionately adjusted for the following events occurring after the Date of Grant: upon any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution with respect to the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction affecting the Common Stock; or a sale of all or substantially all the business or assets of the Company in its entirety.

         6. Related  Matters.  Notwithstanding  anything herein to the contrary,
            ----------------
additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.

                                                Osage Bancshares, Inc.


Date of Grant:  _____________________________   By:  ___________________________



Attest:



_____________________________________________
[SEAL]


OPTIONEE ACKNOWLEDGEMENT


_____________________________________________        ___________________________
OPTIONEE                                             DATE

                    NON-STATUTORY STOCK OPTION EXERCISE FORM
                    ----------------------------------------

                                 PURSUANT TO THE
                             OSAGE BANCSHARES, INC.
                   2007 STOCK COMPENSATION AND INCENTIVE PLAN


                                                        ------------------------
                                                                (Date)

Osage Bancshares, Inc.
239 East Main Street
Pawhuska, Oklahoma 74056


Dear Sir:

     The undersigned elects to exercise the Non-Statutory Stock Option to purchase ___________ shares of Common Stock of Osage Bancshares, Inc. under and pursuant to a Stock Option Agreement dated ________________.

     Delivered herewith is a certified or bank cashier's or teller's check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.

                        $                      of cash or check
                         -----------
                                               of Common Stock
                         -----------
                        $                      Total
                         ===========

         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name
                  -----------------------------------
         Address
                  -----------------------------------

         Social Security Number
                                 --------------------


                                              Very truly yours,



                                             -----------------------------------